Exhibit 10.9A

                               THIRD AMENDMENT
                                      TO
                        GARDEN FRESH RESTAURANT CORP.
                     VARIABLE DEFERRED COMPENSATION PLAN
                                FOR EXECUTIVES



  Pursuant to Section 11.1 of the Garden Fresh Restaurant Corp. Variable Deferred Compensation Plan for Executives (the "Plan"), said Plan is amended as follows:

  1. Section 4.3 of the Plan relating to the amount of Matching Contributions made by Garden Fresh Restaurant Corporation is amended to revise subsection III in its entirety and to add a new subsection (IV), each to read as follows effective for the Plan Year beginning January 1, 1999:

      (III) 100% of deferrals up to $15,000 in deferrals (maximum $15,000 match). This enhanced match benefit is only for executive employees listed on Appendix II to the Plan.

       (IV) 100% of deferrals up to $12,000 in deferrals (maximum $12,000 match). This enhanced match benefit is only for executive employees listed on Appendix III to the Plan.

  2.  The plan is ammended to add a new Appendix III to read as follows:

      Appendix III

      Executive Employees entitled to Appendix III enhanced benefits under Plan Sections 4.3(IV): James Walsh.


  3. The effective date of this Third Amendement to the Plan is January 1, 1999.


          GARDEN FRESH RESTAURANT CORP.

          By:          /s/ D W QUALLS

          Its:         CFO - Secretary

          Date:        8-16-99